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                       Amended and Restated TriMas By-laws
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                                    ARTICLE 1
                                     OFFICES

         SECTION 1. Registered Office. The registered office of "TRIMAS CORPORATION", a Delaware Corporation (the "Corporation"), shall be in the City of Wilmington, County of New Castle, State of Delaware.

         SECTION 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                            MEETINGS OF STOCKHOLDERS

         SECTION 1. Place and Date of Annual Meeting Notice. The annual meeting of the stockholders of the corporation shall be such place, within or without the State of Delaware at such time and on such day as may be determined by the Board of Directors and as such shall be designated in the notice of said meeting, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting. If for any reason the annual meeting shall not be held during the period designated herein, the Board of Directors shall cause the annual meeting to be held as soon thereafter as may be convenient.

         SECTION 2. Special Meetings; Notice. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be held at any place, within or without the State of Delaware, and may be called only by the Board of Directors. Such request shall state the purpose or purposes of the meeting. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than thirty days before the date of the meeting, to each stockholder entitled to vote at such meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

         SECTION 3. Quorum. The holders of a majority of the shares of stock issued and outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If a quorum is present or represented, the affirmative vote of a majority of the shares of stock present or represented at the meeting shall be the act of the stockholders unless the vote of a greater number of shares of stock is required by law or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such

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adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         SECTION 4. Voting. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer Period.

                                   ARTICLE III
                                    DIRECTORS

         SECTION 1. Number, Election, Term. At any time and from time to time, the number of directors which shall constitute the whole Board may be increased to not more than twelve or decreased to not less than one, by resolution of the Board of Directors or stockholders. The number shall initially be fixed by the incorporator and thereafter, any change in the number of directorships must be authorized by a majority of the whole Board or stockholders as constituted immediately prior to such change. The directors shall be elected annually at the annual meeting of the stockholders and each director elected shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified or UNTIL his earlier death or resignation. Directors need not be stockholders.

         SECTION 2. Vacancies. Any vacancies and newly created directorships may be filled by a majority of the directors then in office, though less than a quorum, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify unless sooner displaced. Any vacancy may be filled by the stockholders.

         SECTION 3. Powers. The business of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

         SECTION 4. First Meeting. The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be announced at the annual meeting of stockholders and no other notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

         SECTION 5. Regular Meetings. Regular meetings of the Board of Directors may be held upon such notice, or without notice, and at such time and at such place as shall from time to time be determined by the Board.

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         SECTION 6. Special Meetings. Special meetings of the Board of Directors may be called by the president either personally or by mail or by telegram. Special meetings shall be called by the president or secretary in like manner on the written request of two directors.

         SECTION 7. Waiver. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 8. Quorum. At all meetings of the Board of Directors a majority of the total number of directors then constituting the whole Board shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of incorporation or by these by-laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         SECTION 9. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

         SECTION 10. Telephonic Communications. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or any committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each and may take any action required or permitted to be taken at any such meeting in this manner. Such participation shall constitute presence in person at the meeting.

         SECTION 11. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation, which, to the extent provided in the resolution, shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall have such names, powers and duties as may be determined from time to time by resolution adopted by the Board of Directors and shall

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keep regular minutes of its meetings and report the same to the Board of
Directors when required.

         SECTION 12. Removal of Directors. Unless otherwise restricted by the Certificate of Incorporation or these by-laws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

         SECTION 13. Shareholders Agreement. This Article III is subject to the provisions of that Shareholders Agreement dated as of June 6, 2002 by and among TriMas Corporation and the shareholders party thereto to the extent such Shareholders Agreement is operative.

                                   ARTICLE IV
                                    OFFICERS

         SECTION 1. Election and Office. The officers of the Corporation shall be chosen by the Board of Directors and shall consist of a president, vice presidents, a treasurer, and a secretary. The Board of Directors may also appoint such additional officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board. Any number of offices may be held by the same person.

         SECTION 2. Term, Powers and Duties. The term of office, powers and duties of each officer shall be as specified by the Board of Directors.

         SECTION 3. Removal and Vacancies. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

                                    ARTICLE V
                                  CAPITAL STOCK

         SECTION 1. Certificates for Shares. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates in such form as the Board of Directors shall prescribe certifying the number of shares of stock owned by him, except as provided below. The certificates shall be signed by hand or by facsimile in the name of the Corporation by such officer or officers as the Board shall appoint. The Board of Directors may provide by resolution that the stock of the Corporation shall be uncertificated shares. Notwithstanding the adoption of such a resolution by the Board, every holder of uncertificated shares shall, upon request, be entitled to receive a certificate, signed by such officers, designated by the Corporation and complying with the statute, representing the number of shares in registered certificate form. A record shall be kept of the names of the persons owning any such stock, whether certificated or uncertificated, and the number of shares owned by each such person.

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         SECTION 2. Lost, Stolen or Destroyed Certificates. The Board of
Directors may direct a new certificate or certificates or uncertified shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertified shares, Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may prescribe such terms and conditions as it deems adequate to protect the Corporation from any claim that may be raised against it with respect to any such certificate or certificates or uncertified shares alleged to have been lost, stolen or destroyed.

         SECTION 3. Transfer of Shares. Upon surrender to the secretary of the Corporation, or, if a transfer agent for the Corporation has been named by the Board of Directors, to the transfer agent, of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon the books of the Corporation.

         SECTION 4. Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of any stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

         SECTION 6. Signing Authority. Except as provided below, all contracts, agreements, assignments, transfers, deeds, stock powers or other instruments of the Corporation may be executed and delivered by the president or any vice-president or by such other officer or officers, or agent or agents, of the Corporation as shall be thereunto authorized from time to time either by the Board of Directors or by power of attorney executed by any person pursuant to authority granted by the Board of Directors, and the

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secretary or any assistant secretary, may affix the seal of the Corporation thereto and attest same. Certificates issued upon request to holders of uncertificated stock shall be signed by (i) the president or any vice-president and (ii) the secretary, or an assistant secretary.

                                   ARTICLE VI
                               GENERAL PROVISIONS

         SECTION 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock of the Corporation, subject to the provisions of the Certificate of incorporation.

         SECTION 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves for such purpose as the directors shall think conducive to the interests of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

         SECTION 3. Notices. Whenever, under the provisions of statute, the Certificate of Incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

         Whenever any notice is required to be given under the provisions of statute, the Certificate of Incorporation or of these by-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

         SECTION 4. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         SECTION 5. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         SECTION 6. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

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         SECTION 7. Indemnification. The Corporation may indemnify its officers, directors, employees and agents to the fullest extent permitted by the General Corporation Law of Delaware.

         SECTION 8. Amendments. These by-laws may be altered, amended or repealed or new by-laws may be adopted (a) at any regular or special meeting of stockholders at which a quorum is present or represented, by the affirmative vote of a majority of the shares entitled to vote, provided notice of the proposed alteration, amendment or repeal be contained in the notice of such meeting; or (b) by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board. The stockholders shall have authority to alter, amend or repeal any by-laws adopted by the directors.